EX-99.77C

Exhibit 7C

Addendum to Question 7.c on Form N-SAR
List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds

        Is this the
       Series last
       filing for
       this
       series?
Series Number  Series Name          (Y/N)
115  JPMorgan Asia Pacific Fund    Y
135  JPMorgan Commodities Strategy Fund   N
143  JPMorgan Emerging Market Equity Income Fund  N
121  JPMorgan Emerging Markets Local Currency Debt Fund N
111  JPMorgan Global Allocation Fund    N
103  JPMorgan Global Natural Resources Fund   Y
136  JPMorgan Global Research Enhanced Index Fund  N
117  JPMorgan Global Unconstrained Equity Fund  N
106  JPMorgan International Equity Income Fund  N
118  JPMorgan International Unconstrained Equity Fund N
141  JPMorgan Opportunistic Equity Long/Short Fund  N
137  JPMorgan Systematic Alpha Fund    N
144  JPMorgan International Discovery Fund   N